UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019
CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURES
EXHIBIT INDEX

ITEM 1.01 — ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
On December 27, 2019, as further discussed in Item 2.03 below, Calpine Corporation (“Calpine”) closed on $1.4 billion in aggregate principal amount of its 5.125% Senior Notes due 2028 (the “2028 Senior Unsecured Notes”). The 2028 Senior Unsecured Notes were offered in a private placement under an indenture dated as of December 27, 2019 (the “Indenture”), among Calpine and Wilmington Trust, National Association, as trustee. The information in Item 2.03 below is hereby incorporated by reference in this Item 1.01.
Calpine will utilize the proceeds received from the 2028 Senior Unsecured Notes, together with operating cash on hand, to purchase pursuant to a tender offer or redeem the 5.375% senior notes due 2023.
ITEM 2.03 — CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
2028 Senior Unsecured Notes
As disclosed above, on December 27, 2019, Calpine issued $1.4 billion in aggregate principal amount of its 2028 Senior Unsecured Notes in a private placement. This summary of the terms of the Indenture and the 2028 Senior Unsecured Notes is qualified in its entirety by reference to the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated by reference herein.
The 2028 Senior Unsecured Notes bear interest at 5.125% payable semiannually on March 15 and September 15 of each year beginning on September 15, 2020. Calpine will make each interest payment to the holders of record on the March 1 and September 1 immediately preceding the applicable interest payment date. The 2028 Senior Unsecured Notes will mature on March 15, 2028.
The 2028 Senior Unsecured Notes are:

•	general unsecured obligations of Calpine;

•	rank equally in right of payment with all of Calpine’s existing and future senior indebtedness;

•	effectively subordinated to Calpine’s secured indebtedness to the extent of the value of the collateral securing such indebtedness;

•	structurally subordinated to any existing and future indebtedness and other liabilities of Calpine’s subsidiaries; and

•	senior in right of payment to any of Calpine’s subordinated indebtedness.
On or after March 15, 2023, Calpine may on any one or more occasions redeem all or a part of the 2028 Senior Unsecured Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices set forth in the Indenture, plus any accrued and unpaid interest. Calpine may also redeem any of the 2028 Senior Unsecured Notes at any time prior to March 15, 2023, at a price equal to 100% of the aggregate principal amount thereof, plus a “make whole” premium and accrued and unpaid interest. Prior to March 15, 2023, Calpine may redeem up to 35% of the aggregate principal amount of the 2028 Senior Unsecured Notes with the proceeds of certain equity offerings, at a price equal to 105.125% of the aggregate principal amount, plus accrued and unpaid interest.
If a Change of Control Triggering Event (as defined in the Indenture) occurs, each holder of the 2028 Senior Unsecured Notes will have the right to require Calpine to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s 2028 Senior Unsecured Notes pursuant to a Change of Control Offer (as defined in the Indenture) on the terms set forth in the Indenture in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest.
If an event of default arises from certain events of bankruptcy or insolvency, all outstanding 2028 Senior Unsecured Notes will become due and payable immediately without further action or notice. If other events of default arise, including failure to pay principal or interest on a timely basis, failure to comply with the agreements under the Indenture, default under or acceleration of certain other indebtedness, failure to pay certain judgments, subject to certain limitations including, if applicable, the giving of notice or the expiration of any grace or cure period, or both, the trustee or holders of at least 25% of the aggregate principal amount of outstanding 2028 Senior Unsecured Notes may declare the 2028 Senior Unsecured Notes to be due and payable immediately.
ITEM 9.01 — FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of December 27, 2019, for the senior notes due 2028 among Calpine Corporation and Wilmington Trust, National Association, as trustee.

99.1	Calpine Corporation Press Release dated December 27, 2019.*
__________

*	Furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: December 27, 2019

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated as of December 27, 2019, for the senior notes due 2028 among Calpine Corporation and Wilmington Trust, National Association, as trustee.

99.1	Calpine Corporation Press Release dated December 27, 2019.*

__________

*	Furnished herewith.